                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GRANITE CONSTRUCTION INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [COMPANY LETTERHEAD]

                                                      May 3, 2001

Dear Fellow Stockholder:

On or about April 25, 2001, we sent you proxy materials relating to our Annual Meeting of Stockholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on Monday, May 21, 2001 at 10:30 a.m., local time. According to our records, we have not yet received your proxy containing your vote for this important meeting.

As detailed in the proxy statement previously mailed to you, we are seeking your vote to approve, among other things, a proposal to amend the Certificate of Incorporation of the Company to eliminate Article Eighth, which imposes stockholder super-majority voting requirements for mergers, substantial asset sales and similar transactions.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR PROXY SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. PROPOSAL 2 REQUIRES APPROVAL OF 66 2/3 PERCENT OF OUR OUTSTANDING SHARES, SO FAILURE TO VOTE OR ABSTAINING FROM VOTING ON PROPOSAL 2 HAS THE SAME EFFECT AS A VOTE AGAINST PROPOSAL 2. IN ADDITION, APPROVAL OF A CHARTER AMENDMENT IS A NON-DISCRETIONARY ITEM FOR BROKERS, SO IF YOU HOLD YOUR SHARES IN A BROKER ACCOUNT AND DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ON PROPOSAL 2, YOUR BROKER CANNOT VOTE YOUR SHARES AND IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSAL 2.

Quick and easy telephone and Internet voting instructions are enclosed. Please take a brief moment to vote your Granite Construction shares NOW.

          [TELEPHONE GRAPHIC]               [COMPUTER GRAPHIC]
           TOLL-FREE VOTING                 WWW.PROXYVOTE.COM
            24 HOURS A DAY

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting please take the time to follow the enclosed instructions and vote by telephone or internet today! You may also return the enclosed voting instruction form in the envelope provided. Should you have any questions, please contact Mackenzie Partners, Inc., at (800) 322-2885 or Mike Lawson, Granite's Director of Corporate Communications, at 1-800-GVA-1518.

We appreciate your continued support of Granite Construction and your prompt attention to this matter.

                                            Sincerely,



                                            Michael Futch
                                            Vice President, General Counsel and
                                              Secretary

                              [COMPANY LETTERHEAD]

                                                           May 3, 2001

Dear Fellow Stockholder:

On or about April 25, 2001, we sent you proxy materials relating to our Annual Meeting of Stockholders to be held at the Embassy Suites, 1441 Canyon Del Rey, Seaside, California on Monday, May 21, 2001 at 10:30 a.m., local time. According to our records, we have not yet received your proxy containing your vote for this important meeting.

As detailed in the proxy statement previously mailed to you, we are seeking your vote to approve, among other things, a proposal to amend the Certificate of Incorporation of the Company to eliminate Article Eighth, which imposes stockholder super-majority voting requirements for mergers, substantial asset sales and similar transactions.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. PROPOSAL 2 REQUIRES APPROVAL OF 66 2/3 PERCENT OF OUR OUTSTANDING SHARES, SO FAILURE TO RETURN THE ENCLOSED PROXY CARD OR ABSTAINING FROM VOTING ON PROPOSAL 2 HAS THE SAME EFFECT AS A VOTE AGAINST PROPOSAL 2.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting please take the time to vote today! Should you have any questions, please contact Mackenzie Partners, Inc., at (800) 322-2885 or Mike Lawson, Granite's Director of Corporate Communications, at 1-800-GVA-1518.

We appreciate your continued support of Granite Construction and your prompt attention to this matter.

                                             Sincerely,



                                             Michael Futch
                                             Vice President, General Counsel and
                                             Secretary